CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                    CRITERION RECORDS MANAGEMENT (NY) INC.

                            ----------------------
                           Under Section 805 of the
                           Business Corporation Law
                            ----------------------

      Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned E. B. Doggett, Vice President, and Garry B. Watzke, Assistant Secretary, of CRITERION RECORDS MANAGEMENT (NY) INC., hereby certify:

      FIRST: The name of the corporation is CRITERION RECORDS MANAGEMENT (NY)
INC.

      SECOND: That the Certificate of Incorporation of the corporation was filed by the Department of State, Albany, New York, on the 10th day of September, 1971 under the original name BEKINS ARCHIVAL SERVICES, INC.

      THIRD: That the amendment to the Certificate of Incorporation effected by this Certificate is as follows:

      Article FIRST of the Certificate of Incorporation, relating to the corporate name, is hereby amended to read as follows:

      "FIRST: The name of the corporation is METRO BUSINESS ARCHIVES, INC."

      FOURTH: That the amendment of the Certificate of Incorporation was authorized by a vote of the Board of Directors followed by the unanimous written consent of the holders of all outstanding shares entitled to vote on an amendment to the Certificate of Incorporation.

      IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury, this 9th day of February, 1989.
                     CRITERION RECORDS MANAGEMENT (NY) INC.



                              /s/Eugene B. Doggett
                              ------------------------------------------
                              E. B. Doggett, Vice President



                              /s/Garry B. Watzke
                              ------------------------------------------
                              Garry B. Watzke, Assistant Secretary



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





         Certificate of Amendment of the Certificate of Incorporation

                                      of

                Bell & Howell Records Management Company, Inc.
                           (a New York corporation)

               Under Section 805 of the Business Corporation Law

                           -------------------------

            It is hereby certified that:

            FIRST: The name of the corporation is Bell & Howell Records Management Company, Inc.

            SECOND: The certificate of incorporation of the corporation was filed by the Department of State on September 10, 1971, under the original name of BEKINS ARCHIVAL SERVICES, INC.

            THIRD: The amendment of the certificate of incorporation of the corporation effected by this certificate of amendment is as follows: To change the name of the corporation.

            FOURTH: To accomplish the foregoing amendment, Article FIRST of the certificate of incorporation of the corporation, relating to the name of the corporation, is hereby amended to read as follows:

               "FIRST: The name of the corporation is CRITERION RECORDS MANAGEMENT (NY) INC."

            FIFTH: The foregoing amendment of the certificate of incorporation of the corporation was authorized by the consent in writing of all the members of the Board of Directors of the corporation, followed by the unanimous written consent of the holder of all of the outstanding shares of the corporation entitled to vote on the said amendment of the certificate of incorporation.

            IN WITNESS WHEREOF, I have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Date:  as of November 10, 1988            CRITERION RECORDS MANAGEMENT
                                          CORPORATION, Shareholder



                        /s/E.B. Doggett
                        --------------------------------------------------------
                        By: E. B. Doggett, a corporate officer of Criterion Records Management Corporation, the holder of all of the outstanding shares entitled to vote on the amendment of the certificate of incorporation of the corporation.

                         * * * * * * * * * * * * * * *
                           Verification of Signer of
                           Certificate of Amendment
                         ------------------------------


                         VOTING CORPORATE SHAREHOLDER

STATE OF                       )
                               )  SS.:
COUNTY OF                      )


      E. B. Doggett, being duly sworn deposes and says that he is the Vice President of Criterion Records Management Corporation, the corporation which signed the foregoing certificate of amendment in the capacity of a shareholder; that he signed said certificate in the corporate name; that he has read the said certificate and knows the contents thereof; and that the statements contained therein are true to his own knowledge.



                                    /s/E.B. Doggett
                                    ------------------------------------------
                                    E. B. Doggett, Vice President of Criterion
                                    Records Management Corporation


Subscribed and sworn to
before me on November 9, 1988



/s/Deborah Ruegger Wilson
- ---------------------------
        Notary Public

                           CERTIFICATE OF AMENDMENT

                                      OF

                       THE CERTIFICATE OF INCORPORATION

                                      OF

                        BEKINS RECORD STORAGE CO., INC.

               Under Section 805 of the Business Corporation Law


It is hereby certified that:

      FIRST: The name of the corporation is BEKINS RECORD STORAGE, INC., the name under which it was formed was BEKINS ARCHIVAL SERVICES, INC.

      SECOND: The certificate of incorporation of the corporation was filed by the Department of State on September 10, 1971.

      THIRD: An amendment to the certificate of incorporation was filed on March 31, 1977. The subject matter of said amendment was to change the name of the corporation from BEKINS ARCHIVAL SERVICES, INC. to BEKINS RECORD STORAGE CO., INC. The amendment was effected by changing Article FIRST of the certificate of incorporation to read, "FIRST; The name of the corporation is BEKINS RECORDS MANAGEMENT CO., INC.

      FOURTH: The amendment of the certificate of incorporation of the corporation effected by this certificate of amendment is as follows:

                    To change the name of the corporation.

      FIFTH: To accomplish the foregoing amendment, Article FIRST of the certificate of incorporation of the corporation, relating to the name of the corporation, is hereby amended to read as follows:

            "FIRST: The name of the corporation is BEKINS RECORDS MANAGEMENT CO., INC."

      SIXTH: The foregoing amendment of the certificate of incorporation of the corporation was authorized by the unanimous written consent of the holders of all of the outstanding shares of the corporation entitled to vote on the said amendment of the certificate of incorporation.

      IN WITNESS WHEREOF, WE have subscribed this document on January 29, 1981, and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

                              /s/Lee Waters
                              ------------------------------
                              Lee Waters, President



                              /s/Ronald L. Hartman
                              ------------------------------
                              Ronald L. Hartman, Secretary


County of Los Angeles )
                      )  ss:
State of California   )


Lee Waters and Ronald L. Hartman, being duly sworn, state that they are the President and Secretary, respectively, of BEKINS RECORD STORAGE CO., INC.; that they are authorized by said respondent to execute and file with the Department of State of the State of

New York this report and to verify the facts and statements contained in said report and schedules attached; that they have carefully examined all of such statements contained in the report and schedules; that they have knowledge of such matters set forth therein and that all such statements made and such matters set forth therein are true and correct to the best of his knowledge, information, and belief.

      Subscribed and sworn to before me, a Notary Public in and for the State and county above named, this 29th day of January, 1981.

                                    /s/Geri Williams
                                    ------------------------------
                                    Geri Williams



My commission expires:  October 8, 1983

         Certificate of Amendment of the Certificate of Incorporation

                                      of

                        BEKINS ARCHIVAL SERVICES, INC.

               Under Section 805 of the Business Corporation Law

                           -------------------------

                  FIRST: The name of the corporation is BEKINS ARCHIVAL SERVICES, INC.

                  SECOND: The certificate of incorporation of the corporation was filed by the Department of State on September 10, 1971.

                  THIRD: The amendment of the certificate of incorporation of the corporation effected by this certificate of amendment is as follows:

                    To change the name of the corporation.

                  FOURTH: To accomplish the foregoing amendment, Article FIRST of the certificate of incorporation of the corporation, relating to the name of the corporation, is hereby amended to read as follows:

                        "FIRST: The name of the corporation is
                  BEKINS RECORD STORAGE CO., INC."

                  FIFTH: The foregoing amendment of the certificate of incorporation of the corporation was authorized by the unanimous written consent of the holders of all of the outstanding shares of the corporation entitled to vote on the said amendment of the certificate of incorporation.

                  IN WITNESS WHEREOF, WE have subscribed this document on March 28, 1977 and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.



                             /s/Lawrence A. Weinsheimer
                             --------------------------------
                             Lawrence A. Weinsheimer
                             Vice President
                                       and



                              /s/Norman S. Marshall
                              ------------------------------
                              Norman S. Marshall
                              Secretary

                        CERTIFICATE OF INCORPORATION OF

                        BEKINS ARCHIVAL SERVICES, INC.

              (UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW)


            The undersigned, for the purpose of forming a corporation pursuant to Section 402 of the Business Corporation Law of the State of New York, certify:

            1.    The name of the corporation shall be BEKINS ARCHIVAL
SERVICES, INC.

            2. The corporation shall engage in the business of storage, warehousing, transportation, hauling and delivery of personal property and business records and to all other transactions and businesses incidental thereto, and do make all contracts, and to do all things proper, incidental and conducive to the complete attainment of such purposes.

            3. The office of the corporation shall be located in the County, City and State of New York.

            4. The aggregate number of shares which the corporation shall have authority to issue shall be 200, all of which shall be common stock of one class and without par value.

            5. The Secretary of State of the State of New York is designated as the agent of the corporation upon whom process in any action or proceeding against it may be served. The address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served upon him is c/o The Corporation Trust Company, 277 Park Avenue, New York, New York 10017.

            6. The name and address of the Registered Agent, which is to be the agent of the corporation upon whom process against it may be served is The Corporation Trust Company, 227 Park Avenue, New York, New York 10017.

            7. Each of the Incorporators is a natural person over the age of twenty- one years.

            IN WITNESS WHEREOF we have signed this Certificate of Incorporation on August 30, 1971.

                                /s/Marvin S. Maltzman
                                ------------------------------
                                Marvin S. Maltzman
                                1335 South Figueroa Street
                                Los Angeles, California



                                /s/Lloyd C. Ownbey, Jr.
                                ------------------------------
                                Lloyd C. Ownbey, Jr.
                                1335 South Figueroa Street
                                Los Angeles, California



                                /s/Don Creighton Jack
                                ------------------------------
                                Don Creighton Jack
                                1335 South Figueroa Street
                                Los Angeles, California


            In witness whereof, we have made, signed and acknowledged this Certificate of Incorporation this 30th day of August 1971.

STATE OF CALIFORNIA     )
                        )  ss
COUNTY OF LOS ANGELES   )


On the 30th day of August, 1971, before me personally came Marvin S. Maltzman, Lloyd C. Ownbey, Jr., and Don Creighton Jack, to me known and known to me to be the individuals described in and who executed the foregoing certificate and they acknowledge to me that they executed the same.

                             /s/Jeanetta F. Behrens
                             ------------------------------
                             Notary Public
                             My Commission Expires September 11, 1971




                                     -3-